Exhibit 99.1

Contacts:	For news media – George C. Lewis, 610-774-5997
For financial analysts – Joseph P. Bergstein, 610-774-5609
PPL Corporation

PPL Corporation Reports First-Quarter Earnings

•	Earnings from ongoing operations up 15 percent from 2013, driven by increases in all three regulated business segments.
•	Company increases midpoint of 2014 forecast of earnings from ongoing operations to $2.23 per share.

ALLENTOWN, Pa. (May 1, 2014) ― PPL Corporation (NYSE: PPL) on Thursday (5/1) announced first-quarter 2014 reported earnings of $316 million, or $0.49 per share, a decrease from $413 million, or $0.65 per share in the first quarter of 2013.

Adjusting for special items, quarterly earnings from ongoing operations were $523 million, or $0.80 per share, an increase compared with the first quarter of 2013.  For the first quarter of 2013, earnings from ongoing operations were $454 million, or $0.71 per share.

“Our 15 percent increase in earnings from ongoing operations was driven by strong operational performance at all of the business segments, along with the positive effect of weather across our domestic regulated utilities and competitive generation business,” said William H. Spence, PPL chairman, president and Chief Executive Officer.

That strong performance led PPL to increase its 2014 forecast of earnings from ongoing operations to a range of $2.15 to $2.30 per share, with a midpoint of $2.23 per share. The previous forecast of earnings from ongoing operations was a range of $2.05 to $2.25 per share, with a midpoint of $2.15 per share. The forecast for reported earnings is a range of $1.84 to $1.99 per share, reflecting special items recorded in the first quarter.

“All three regulated businesses outperformed 2013 results, as our capital investments in regulated infrastructure continue to provide benefits to customers and shareowners,” Spence said. “The unusually cold winter weather resulted in increased sales to customers in Pennsylvania and Kentucky, and our competitive generating plants in the PJM Interconnection operated well during the periods of high electricity demand.  In the U.K., we benefited from higher rates and bonus revenues that we earned through best-in-class performance.”

First-Quarter 2014 Earnings Details

PPL’s reported earnings for the first quarter of 2014 included net special item charges of $207 million, or $0.31 per share, primarily reflecting charges of $0.20 per share for adjusted energy-related economic activity, $0.08 per share for an increase in the accrued liability for U.K. line losses, and $0.02 per share for an impairment following an arbitration decision regarding PPL Montana’s Kerr hydroelectric project.

Reported earnings are calculated in accordance with U.S. generally accepted accounting principles (GAAP). “Earnings from ongoing operations” is a non-GAAP financial measure that is adjusted for special items that are fully detailed at the end of this news release.

(Dollars in millions, except for per share amounts)	1st Quarter
	2014	2013	% Change

Reported Earnings	$316	$413	(23)%
Reported Earnings Per Share	$0.49	$0.65	(25)%
Earnings from Ongoing Operations	$523	$454	15%
Earnings from Ongoing Operations Per Share	$0.80	$0.71	13%

(See the tables at the end of the news release for details as to the reconciliation of earnings from ongoing operations to reported earnings.)

First-Quarter Earnings by Business Segment

	1st Quarter
Per share	2014	2013
Earnings from ongoing operations
U.K. Regulated	$0.41	$0.37
Kentucky Regulated	0.16	0.14
Pennsylvania Regulated	0.13	0.10
Supply	0.11	0.11
Corporate and Other1	(0.01)	(0.01)
Total	$0.80	$0.71

Special items
U.K. Regulated	$(0.09)	$0.12
Kentucky Regulated	–	–
Pennsylvania Regulated	–	–
Supply	(0.22)	(0.18)
Corporate and Other1	–	–
Total	$(0.31)	$(0.06)

Reported earnings
U.K. Regulated	$0.32	$0.49
Kentucky Regulated	0.16	0.14
Pennsylvania Regulated	0.13	0.10
Supply	(0.11)	(0.07)
Corporate and Other1	(0.01)	(0.01)
Total	$0.49	$0.65

1 This category primarily includes unallocated corporate-level financing and other costs.

(For additional details of special items by segment, see the reconciliation tables at the end of this news release.)

Key Factors Impacting Business Segment Earnings from Ongoing Operations

U.K. Regulated Segment
PPL’s U.K. Regulated segment primarily consists of the regulated electricity delivery operations of Western Power Distribution, serving Southwest and Central England and South Wales.

Segment earnings from ongoing operations in the first quarter of 2014 increased by $0.04 per share compared with a year ago. This increase was primarily due to higher utility revenues driven by an April 1, 2013 price increase, and lower pension expense, partially offset by lower sales volumes due to weather, and higher depreciation.

Kentucky Regulated Segment
PPL’s Kentucky Regulated segment primarily consists of the regulated electricity and natural gas operations of Louisville Gas and Electric Company and Kentucky Utilities Company.

Segment earnings from ongoing operations in the first quarter of 2014 increased by $0.02 per share compared with a year ago. This increase was primarily due to higher sales volumes due to unusually cold weather and returns from additional environmental capital investments, partially offset by higher operation and maintenance expense.

Pennsylvania Regulated Segment
PPL’s Pennsylvania Regulated segment consists of the regulated electricity delivery operations of PPL Electric Utilities.

Segment earnings from ongoing operations in the first quarter of 2014 increased by $0.03 per share compared with a year ago. This increase was primarily due to higher transmission margins from additional capital investments, higher distribution margins due to unusually cold weather, and a benefit from a change in estimate of a regulatory liability.

Supply Segment
PPL’s Supply segment consists primarily of the competitive domestic electricity generation and energy marketing operations of PPL Energy Supply.

Segment earnings from ongoing operations in the first quarter of 2014 were the same as a year ago. This was primarily due to higher capacity prices, net benefits from unusually cold weather and lower interest expense, offset by lower baseload energy prices and the timing of a planned outage at the Susquehanna nuclear power plant.

Forecast of Earnings from Ongoing Operations by Business Segment

	2014 forecast midpoint	2013 actual
Per share
U.K. Regulated	$ 1.34	$ 1.32
Kentucky Regulated	0.45	0.48
Pennsylvania Regulated	0.39	0.31
Supply	0.11	0.39
Corporate and Other1	(0.06)	(0.05)
Total	$ 2.23	$ 2.45

1 This category primarily includes unallocated corporate-level financing and other costs.

PPL expects lower earnings from ongoing operations in 2014 compared with 2013, primarily due to lower energy margins in the Supply segment.

U.K. Regulated Segment
PPL projects higher segment earnings in 2014 compared with 2013, driven primarily by higher electricity delivery revenue and lower pension expense, offset partially by higher income taxes, higher depreciation and higher financing costs.

Kentucky Regulated Segment
PPL projects lower segment earnings in 2014 compared with 2013, driven primarily by higher operation and maintenance expense, higher depreciation and higher financing costs, offset partially by returns on additional environmental capital investments and increased sales volumes.

Pennsylvania Regulated Segment
PPL projects higher segment earnings in 2014 compared with 2013, driven primarily by higher transmission margins and returns on distribution improvement capital spending, offset partially by higher financing costs and higher income taxes.

Supply Segment
PPL projects lower segment earnings in 2014 compared with 2013, driven primarily by lower energy and capacity prices, offset partially by the net realized benefits from unusually cold winter weather, lower financing costs and lower income taxes.

PPL Corporation (NYSE: PPL), with 2013 revenues of $12 billion, is one of the largest companies in the U.S. utility sector. The PPL family of companies delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom, owns more than 18,000 megawatts of generating capacity in the United States and sells energy in key U.S. markets. More information is available at www.pplweb.com.

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(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share unless otherwise noted.)

Conference Call and Webcast

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about first-quarter 2014 financial results at 8:30 a.m. Eastern Time on Thursday, May 1. The meeting is available online live, in audio format, along with slides of the presentation, on PPL’s website:  www.pplweb.com. The webcast will be available for replay on the PPL website for 30 days. Interested individuals also can access the live conference call via telephone at 866-652-5200. International participants should call 1-412-317-6060.

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“Earnings from ongoing operations,” also referred to as “ongoing earnings,” should not be considered as an alternative to reported earnings, or net income attributable to PPL shareowners, which is an indicator of operating performance determined in accordance with U.S. generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management’s view of PPL’s fundamental earnings performance as another criterion in making investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:
•	Adjusted energy-related economic activity (as discussed below).
•	Unrealized gains or losses on foreign currency-related economic hedges.
•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).
•	Workforce reduction and other restructuring effects.
•	Acquisition-related adjustments.
•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Adjusted energy-related economic activity includes the changes in fair value of positions used to economically hedge a portion of the economic value of the competitive generation assets, full-requirement sales contracts and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power) prior to the delivery period that was hedged. Adjusted energy-related economic activity also includes the ineffective portion of qualifying cash flow hedges and premium amortization associated with options. This economic activity is deferred and included in earnings from ongoing operations over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on adjusted energy-related economic activity.

Statements contained in this news release, including statements with respect to future earnings, cash flows, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of generating plants and other facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

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Note to Editors: Visit our media website at www.pplnewsroom.com for additional news and background about PPL Corporation.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	March 31,	December 31,
	2014	2013
Assets
Cash and cash equivalents	$1,256	$1,102
Price risk management assets - current	1,087	942
Accounts receivable	1,211	1,020
Unbilled revenues	874	835
Fuel, materials and supplies	607	702
Other current assets	1,059	552
Investments	918	907
Property, Plant and Equipment
Regulated utility plant	28,616	27,755
Less: Accumulated depreciation - regulated utility plant	5,108	4,873
Regulated utility plant, net	23,508	22,882
Non-regulated property, plant and equipment	13,384	13,306
Less: Accumulated depreciation - non-regulated property, plant and equipment	6,283	6,172
Non-regulated property, plant and equipment, net	7,101	7,134
Construction work in progress	3,165	3,071
Property, Plant and Equipment, net	33,774	33,087
Regulatory assets - noncurrent	1,245	1,246
Goodwill and other intangibles	5,241	5,172
Price risk management assets - noncurrent	344	337
Other noncurrent assets	357	357
Total Assets	$47,973	$46,259

Liabilities and Equity
Short-term debt	$1,579	$701
Long-term debt due within one year	304	315
Accounts payable	1,345	1,308
Price risk management liabilities - current	1,302	829
Other current liabilities	1,846	1,759
Long-term debt	20,514	20,592
Deferred income taxes and investment tax credits	4,377	4,270
Price risk management liabilities - noncurrent	450	415
Accrued pension obligations	1,159	1,286
Asset retirement obligations	701	687
Regulatory liabilities - noncurrent	1,037	1,048
Other noncurrent liabilities	642	583
Common stock and additional paid-in capital	8,358	8,322
Earnings reinvested	5,788	5,709
Accumulated other comprehensive loss	(1,429)	(1,565)
Total Liabilities and Equity	$47,973	$46,259

(a)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation.  Please refer to PPL Corporation’s periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, Except Share Data)

	Three Months Ended March 31,
	2014	2013

Operating Revenues
Utility	$2,162	$1,950
Unregulated wholesale energy (a)	(1,429)	143
Unregulated retail energy	349	237
Energy-related businesses	141	127
Total Operating Revenues	1,223	2,457

Operating Expenses
Operation
Fuel	758	529
Energy purchases (b)	(1,494)	57
Other operation and maintenance	697	676
Depreciation	305	284
Taxes, other than income	104	96
Energy-related businesses	138	122
Total Operating Expenses	508	1,764

Operating Income	715	693

Other Income (Expense) - net	(23)	122

Interest Expense	264	251

Income Before Income Taxes	428	564

Income Taxes	112	151

Net Income Attributable to PPL Shareowners	$316	$413

Earnings Per Share of Common Stock:
Basic	$0.50	$0.70
Diluted	$0.49	$0.65

Weighted-Average Shares of Common Stock Outstanding
(in thousands)
Basic	630,749	582,640
Diluted	663,939	657,020

(a)	2014 includes significant realized and unrealized losses on physical and financial commodity sales contracts due to the unusually cold weather.
(b)	2014 includes significant realized and unrealized gains on physical and financial commodity purchase contracts due to the unusually cold weather.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Three Months Ended March 31,
	2014	2013
Cash Flows from Operating Activities
Net income	$316	$413
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	305	284
Amortization	60	64
Defined benefit plans - expense	21	51
Deferred income taxes and investment tax credits	(26)	80
Unrealized (gains) losses on derivatives, and other hedging activities	241	98
Adjustment to WPD line loss accrual	65
Other	33	30
Change in current assets and current liabilities
Accounts receivable	(185)	(187)
Accounts payable	93	(138)
Unbilled revenues	(33)	137
Prepayments	(70)	(117)
Taxes payable	126	122
Other	47	(138)
Other operating activities
Defined benefit plans - funding	(135)	(429)
Other	73	(26)
Net cash provided by operating activities	931	244
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(892)	(828)
Purchases of nuclear plant decommissioning trust investments	(32)	(28)
Proceeds from the sale of nuclear plant decommissioning trust investments	27	24
Proceeds from the receipt of grants	56	1
Net increase in restricted cash and cash equivalents	(334)	(52)
Other investing activities	(8)	(16)
Net cash used in investing activities	(1,183)	(899)
Cash Flows from Financing Activities
Issuance of long-term debt		450
Retirement of long-term debt	(239)	(8)
Payment of common stock dividends	(234)	(210)
Net increase in short-term debt	878	416
Other financing activities	(13)	(27)
Net cash provided by financing activities	392	621
Effect of Exchange Rates on Cash and Cash Equivalents	14	(14)
Net Increase (Decrease) in Cash and Cash Equivalents	154	(48)
Cash and Cash Equivalents at Beginning of Period	1,102	901
Cash and Cash Equivalents at End of Period	$1,256	$853

Key Indicators (Unaudited)

		12 Months Ended
		March 31,
Financial		2014	2013

Dividends declared per share of common stock		$ 1.475	$ 1.4475
Book value per share (a)(b)		$ 20.14	$ 18.04
Market price per share (a)		$ 33.14	$ 31.31
Dividend yield		4.5%	4.6%
Dividend payout ratio (c)		92%	62%
Dividend payout ratio - earnings from ongoing operations (c)(d)		58%	59%
Price/earnings ratio (c)		20.7	13.4
Price/earnings ratio - earnings from ongoing operations (c)(d)		13.0	12.8
Return on average common equity		8.65%	12.70%
Return on average common equity - earnings from ongoing operations (d)		13.89%	13.30%

(a) End of period.
(b) Based on 631,417 and 583,214 shares of common stock outstanding (in thousands) at March 31, 2014 and March 31, 2013.
(c) Based on diluted earnings per share.
(d) Calculated using earnings from ongoing operations, which is a non-GAAP financial measure that excludes the impact of special items, as described in the text and tables of this news release.

Operating - Domestic & International Electricity Sales (Unaudited)

	3 Months Ended March 31,
			Percent
(GWh)	2014	2013	Change

Domestic Retail Delivered
PPL Electric Utilities	10,630	9,947	6.9%
LKE	8,495	8,000	6.2%
Total	19,125	17,947	6.6%

Domestic Retail Supplied (a)
PPL EnergyPlus	3,777	3,281	15.1%
LKE	8,495	8,000	6.2%
Total	12,272	11,281	8.8%

International Delivered
United Kingdom	21,015	21,752	(3.4%)

Domestic Wholesale
PPL EnergyPlus - East	15,747	14,457	8.9%
PPL EnergyPlus - West	1,379	1,652	(16.5%)
LKE (b)	730	575	27.0%
Total	17,856	16,684	7.0%

(a) Represents GWh supplied by PPL EnergyPlus to PPL Electric Utilities as PLR, and to other retail customers in Pennsylvania, New
Jersey, Montana, Delaware, Maryland, Ohio and Washington, D.C. Also includes GWh supplied by LKE to retail customers in Kentucky,
Virginia and Tennessee.
(b) Represents FERC-regulated municipal and unregulated off-system sales.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After-Tax)
(Unaudited)

1st Quarter 2014	(millions of dollars)
	U.K.	Kentucky	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total
Earnings from Ongoing Operations	$264	$107	$85	$74	$(7)	$523
Special Items:
Adjusted energy-related economic activity, net				(139)		(139)
Foreign currency-related economic hedges	(6)					(6)
Kerr Dam Project impairment				(10)		(10)
Other:
Change in WPD line loss accrual	(52)					(52)
Total Special Items	(58)			(149)		(207)
Reported Earnings	$206	$107	$85	$(75)	$(7)	$316

	(per share - diluted) (a)
	U.K.	Kentucky	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total
Earnings from Ongoing Operations	$0.41	$0.16	$0.13	$0.11	$(0.01)	$0.80
Special Items:
Adjusted energy-related economic activity, net				(0.20)		(0.20)
Foreign currency-related economic hedges	(0.01)					(0.01)
Kerr Dam Project impairment				(0.02)		(0.02)
Other:
Change in WPD line loss accrual	(0.08)					(0.08)
Total Special Items	(0.09)			(0.22)		(0.31)
Reported Earnings	$0.32	$0.16	$0.13	$(0.11)	$(0.01)	$0.49

(a) The "If-Converted Method" has been applied to PPL's 2011 Equity Units resulting in $9 million of interest charges (after-tax) being added back to earnings and approximately 32 million shares of PPL Common Stock being treated as outstanding. Both adjustments are only for purposes of calculating diluted earnings per share.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After-Tax)
(Unaudited)

1st Quarter 2013	(millions of dollars)
	U.K.	Kentucky	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total
Earnings from Ongoing Operations	$238	$84	$64	$71	$(3)	$454
Special Items:
Adjusted energy-related economic activity, net				(117)		(117)
Foreign currency-related economic hedges	78					78
Acquisition-related adjustments:
WPD Midlands
Separation benefits	(1)					(1)
Other acquisition-related adjustments	(2)					(2)
Other:
EEI adjustments		1				1
Total Special Items	75	1		(117)		(41)
Reported Earnings	$313	$85	$64	$(46)	$(3)	$413

	(per share - diluted) (a)
	U.K.	Kentucky	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total
Earnings from Ongoing Operations	$0.37	$0.14	$0.10	$0.11	$(0.01)	$0.71
Special Items:
Adjusted energy-related economic activity, net				(0.18)		(0.18)
Foreign currency-related economic hedges	0.12					0.12
Total Special Items	0.12			(0.18)		(0.06)
Reported Earnings	$0.49	$0.14	$0.10	$(0.07)	$(0.01)	$0.65

(a) The "If-Converted Method" has been applied to PPL's Equity Units prior to settlement, resulting in $15 million of interest charges (after-tax)
being added back to earnings and approximately 72 million shares of PPL Common Stock being treated as outstanding. Both adjustments are only for purposes of calculating diluted earnings per share.

Reconciliation of PPL's Forecast of Earnings from Ongoing Operations to Reported Earnings
(After-Tax)
(Unaudited)

	Forecast (per share - diluted)
	2014 Midpoint
	U.K.	Kentucky	Pennsylvania		Corporate		High	Low
	Regulated	Regulated	Regulated	Supply	and Other	Total	2014	2014
Earnings from Ongoing Operations	$1.34	$0.45	$0.39	$0.11	$(0.06)	$2.23	$2.30	$2.15
Special Items:
Adjusted energy-related economic activity, net				(0.20)		(0.20)	(0.20)	(0.20)
Foreign currency-related economic hedges	(0.01)					(0.01)	(0.01)	(0.01)
Kerr Dam Project impairment				(0.02)		(0.02)	(0.02)	(0.02)
Other:
Change in WPD line loss accrual	(0.08)					(0.08)	(0.08)	(0.08)
Total Special Items	(0.09)			(0.22)		(0.31)	(0.31)	(0.31)
Reported Earnings	$1.25	$0.45	$0.39	$(0.11)	$(0.06)	$1.92	$1.99	$1.84